                                                                    EXHIBIT 99.1

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Texas Eastern Products Pipeline Company, LLC

                                                                                                      PAGE
                                                                                                      ----
Independent Auditors' Report.........................................................................  F-2
Consolidated Balance Sheets as of June 30, 2002 (unaudited) and December 31, 2001....................  F-3
Notes to Consolidated Balance Sheets.................................................................  F-4

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Texas Eastern Products Pipeline Company, LLC:


We have audited the accompanying consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2001. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                        KPMG LLP

April 9, 2002
Houston, Texas

                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                                 AND SUBSIDIARY

                           Consolidated Balance Sheets

             As of June 30, 2002 (unaudited) and December 31, 2001

                                 (In thousands)

                                                                               June 30,       December 31,
                                                                                2002              2001
                                                                              ----------      ------------
                                           ASSETS                            (unaudited)
Current assets:
    Accounts receivable, related parties                                      $   38,445      $     23,312
Advances to Duke Energy Field Services, L.P.                                       1,136             1,017
Investment in TEPPCO Partners, L.P.                                               10,870            13,190
                                                                              ----------      ------------
                Total assets                                                  $   50,451      $     37,519
                                                                              ==========      ============
                               LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
    Accrued income taxes                                                      $      370      $        120
Deferred income taxes                                                              1,095             1,095
Member's equity:
    Member's equity                                                               58,986            46,304
    Note receivable, Duke Energy Field Services, L.P.                            (10,000)          (10,000)
                                                                              ----------      ------------
                Total member's equity                                             48,986            36,304
Commitments and contingencies
                                                                              ----------      ------------
                Total liabilities and member's equity                         $   50,451      $     37,519
                                                                              ==========      ============

             See accompanying notes to consolidated balance sheets.

                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                                 AND SUBSIDIARY

                      Notes to Consolidated Balance Sheets

             As of June 30, 2002 (unaudited) and December 31, 2001


(1)    BASIS OF PRESENTATION

       The accompanying consolidated balance sheets as of June 30, 2002 and December 31, 2001 include the accounts of Texas Eastern Products
       Pipeline Company, LLC and its wholly owned subsidiary TEPPCO Investments, LLC (collectively, the Company). On March 31, 2000, Texas Eastern Products Pipeline Company and TEPPCO Investments, Inc. were converted to limited liability companies, with a resulting name change for both companies to Texas Eastern Products Pipeline Company, LLC and TEPPCO Investments, LLC, respectively. Additionally on March 31, 2000, Texas Eastern Products Pipeline Company, LLC (the LLC) distributed its ownership of a wholly owned subsidiary, TEPPCO Holdings, Inc. to Duke Energy Corporation (Duke Energy), the Company's ultimate parent. The LLC also distributed to, and Duke Energy assumed, all assets and liabilities of the LLC, except those relating to the performance of its duties as general partner of TEPPCO Partners, L.P., TE Products Pipeline Company, Limited Partnership, and TCTM, L.P., and $10 million of the demand note receivable due from Duke Energy Field Services, L.P. (DEFS), a joint venture formed between Duke Energy and ConocoPhillips Petroleum Corporation. Also on March 31, 2000, Duke Energy indirectly contributed its remaining investment in the LLC to DEFS.

       The Company is the general partner of TEPPCO Partners, L.P. (the Partnership). The Company, as general partner, performs all management and operating functions required for the Partnership pursuant to the Agreement of Limited Partnership of TEPPCO Partners, L.P. (the Partnership Agreement). The general partner is reimbursed by the Partnership for all reasonable direct and indirect expenses incurred in managing the Partnership.

       On July 26, 2001, the Company restructured its general partner ownership of TE Products Pipeline Company, Limited Partnership and TCTM, L.P. (collectively the Operating Partnerships) to cause them to be indirectly wholly owned by the Partnership. TEPPCO GP, Inc., a subsidiary of the Partnership, succeeded the Company as general partner of the Operating Partnerships. All remaining partner interests in the Operating Partnerships not already owned by the Partnership were transferred to the Partnership. In exchange for this contribution, the Company's interest as general partner of the Partnership was increased to 2%. The increased percentage is the economic equivalent of the aggregate interest the Company had prior to the restructuring through its combined interests in the Partnership and the Operating Partnerships. This reorganization was undertaken to simplify required financial reporting by the Operating Partnerships when guarantees of Partnership debt are issued by the Operating Partnerships.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    PRINCIPLES OF CONSOLIDATION

              The consolidated balance sheets include the accounts of the Company. Significant intercompany items have been eliminated in consolidation. The Company's investments in the Partnership and the Operating Partnerships are accounted for using the equity method.

       (b)    CASH AND CASH EQUIVALENTS

              Cash equivalents are defined as all highly marketable securities with a maturity of three months or less when purchased. The Company generally does not maintain cash balances. Cash transactions are generally settled through intercompany accounts (see note 3, Related Party Transactions).

                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                                 AND SUBSIDIARY

                      Notes to Consolidated Balance Sheets

             As of June 30, 2002 (unaudited) and December 31, 2001



       (c)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Accounts receivable and accounts payable approximate fair value due to the short-term maturity of these financial instruments. The fair value of the Company's note receivable is more fully described in note 4, Note Receivable.

       (d)    USE OF ESTIMATES

              The preparation of the consolidated balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

       (e)    INCOME TAXES

              As discussed in note 1, Basis of Presentation, on March 31, 2000, Texas Eastern Products Pipeline Company and TEPPCO Investments, Inc. were converted to limited liability companies, and the Company's ownership of TEPPCO Holdings, Inc. was distributed to Duke Energy. As such, the Company became a nontaxable entity for federal income tax purposes as of March 31, 2000, but remains a taxable entity for state franchise taxes.

              Prior to March 31, 2000, the Company followed the asset and liability method of accounting for federal income tax. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes, and such amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. Also prior to March 31, 2000, under an agreement with Duke Energy, the Company computed federal taxes as if it was filing a separate consolidated tax return and paid such tax, if any, to Duke Energy in lieu of federal taxes otherwise payable to the government. The Company continues to follow the asset and liability method of accounting for state franchise taxes.

(3)    RELATED PARTY TRANSACTIONS

       The Company generally does not maintain cash balances. Cash transactions are generally settled through intercompany accounts. Accounts receivable, related parties, on the consolidated balance sheets at June 30, 2002 and December 31, 2001 represent unpaid amounts charged to the Partnership related to business activities of the Partnership and cash advances to DEFS.

                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                                 AND SUBSIDIARY

                      Notes to Consolidated Balance Sheets

             As of June 30, 2002 (unaudited) and December 31, 2001


(4)    NOTE RECEIVABLE

       As of June 30, 2002 and December 31, 2001, the Company held a $10 million demand note receivable due from DEFS. Interest is payable quarterly. The rate on the note fluctuates quarterly based on the one-month LIBOR rate, plus 50 basis points, as of the last day of the preceding calendar quarter. Under the terms of the note, DEFS may prepay the note, in whole or in part, without premium or penalty. The Company believes that the amounts included in the consolidated balance sheets for the note receivable materially represent fair value at June 30, 2002 and December 31, 2001, as the underlying interest rate is based on market rates. The note receivable due from DEFS is classified as contra-equity on the consolidated balance sheets as of June 30, 2002 and December 31, 2001. On March 31, 2000, the LLC distributed $115 million of the note receivable to Duke Energy (see note 1, Basis of Presentation) reducing the note receivable balance from $125 million to $10 million.

(5)    INVESTMENTS

       On March 7, 1990, in conjunction with the formation of the Partnership, the Company contributed cash and conveyed all assets and liabilities (other than certain intercompany and tax-related items) to the Partnership in return for a 1.0101% general partner interest in TE Products Pipeline Company, Limited Partnership and a 1% general partner interest in TEPPCO Partners, L.P. On July 26, 2001, the Company restructured its general partner ownership of the Operating Partnerships (see note 1, Basis of Presentation). The assets and liabilities of the Partnership are summarized below (in thousands):


                                                    JUNE 30,      DECEMBER 31,
                                                      2002            2001
                                                   ----------     ------------
                                                   (Unaudited)
Current assets                                     $  349,908     $    283,480
Property, plant, and equipment, net                 1,531,349        1,180,461
Equity investments                                    292,506          292,224
Intangible assets                                     502,033          253,413
Other assets                                           62,850           55,770
                                                   ----------     ------------
                                                   $2,738,646     $  2,065,348
                                                   ==========     ============

Current liabilities                                $  542,783     $    668,842
Long-term debt                                      1,474,320          730,472
Other liabilities and deferred credits                 29,336           17,223
Redeemable Class B Units held by related party        104,360          105,630
Partners' capital                                     587,847          543,181
                                                   ----------     ------------
                                                   $2,738,646     $  2,065,348
                                                   ==========     ============

                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                                 AND SUBSIDIARY

                      Notes to Consolidated Balance Sheets

             As of June 30, 2002 (unaudited) and December 31, 2001


(6)    INCOME TAXES

       As discussed in note 1, Basis of Presentation, as of March 31, 2000, Texas Eastern Products Pipeline Company and TEPPCO Investments, Inc. were converted to limited liability companies, and the Company's ownership of TEPPCO Holdings, Inc. was distributed to Duke Energy. As such, the Company became a nontaxable entity for federal income tax purposes as of March 31, 2000. In connection with the conversion to limited liability companies, the federal deferred tax liability balance of $39.2 million at March 31, 2000 was recorded as a tax benefit in earnings. Also discussed in note 1, Basis of Presentation, in connection with the contribution of the LLC to DEFS on March 31, 2000, accrued income taxes of $15.7 million and deferred taxes of $2.2 million of the Company were assumed by Duke Energy.

       At June 30, 2002 and December 31, 2001, accrued income taxes payable was comprised of $370,000 and $120,000 of state franchise taxes, respectively.

       As of June 30, 2002 and December 31, 2001, the difference between the financial statement carrying value and related tax basis of existing assets and liabilities, primarily the Company's equity investment in the Partnership, resulted in a deferred tax liability for state franchise taxes of $1,095,000.

(7)    COMMITMENTS AND CONTINGENCIES

       In the fall of 1999 and on December 1, 2000, the Company and the Partnership were named as defendants in two separate lawsuits in Jackson County Circuit Court, Jackson County, Indiana, in Ryan E. McCleery and Marcia S. McCleery, et. al. v. Texas Eastern Corporation, et. al. (including the Company and Partnership) and Gilbert Richards and Jean Richards v. Texas Eastern Corporation, et. al. (including the Company and Partnership). In both cases, the plaintiffs contend, among other things, that the Company and other defendants stored and disposed of toxic and hazardous substances and hazardous wastes in a manner that caused the materials to be released into the air, soil, and water. They further contend that the release caused damages to the plaintiffs. In their complaints, the plaintiffs allege strict liability for both personal injury and property damage together with gross negligence, continuing nuisance, trespass, criminal mischief, and loss of consortium. The plaintiffs are seeking compensatory, punitive, and treble damages. The Company has filed an answer to both complaints, denying the allegations, as well as various other motions. These cases are in the early stages of discovery and are not covered by insurance. The Company is defending itself vigorously against the lawsuits. The plaintiffs have not stipulated the amount of damages that they are seeking in the suit. The Company cannot estimate the loss, if any, associated with these pending lawsuits. The Partnership would be responsible for the liability for any settlements and judgments associated with these lawsuits.